UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

_______________________

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: May 31, 2018

TIFFANY & CO.

(Exact name of Registrant as specified in its charter)

Delaware	1-9494	13-3228013
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Fifth Avenue, New York, New York		10010
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (212) 755-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01 Entry into a Material Definitive Agreement.

On May 31, 2018, Registrant entered into accelerated share repurchase (“ASR”) agreements with each of MUFG Securities EMEA plc (“MUFG”) and UBS AG, London Branch ( “UBS”) to repurchase an aggregate of $250 million of Registrant’s Common Stock . The ASR agreements are part of Registrant’s previously announced share repurchase program authorizing Registrant to repurchase up to $1.0 billion of its Common Stock through open market transactions, including Rule 10b5-1 plans and one or more accelerated repurchase or other structured repurchase transactions, and/or privately negotiated transactions.

Under the terms of the ASR agreements, Registrant will make an aggregate payment of $250 million on June 1, 2018 from available cash on hand and will receive on the same day an initial delivery of approximately 1,530,000 shares of Registrant’s Common Stock. The total number of shares ultimately repurchased under the ASR agreements will be based on the volume-weighted average stock price of Registrant’s Common Stock during the term of the agreements, less a discount and subject to adjustments pursuant to the terms and conditions of the ASR agreements. At settlement, under certain circumstances, each of MUFG and UBS may be required to deliver additional shares of Common Stock to Registrant or, under certain limited circumstances, Registrant may be required to deliver shares of Common Stock or to make a cash payment, at its election, to MUFG or UBS, as applicable. Each of the ASR agreements is scheduled to terminate no later than the end of July 2018 but may be terminated early in certain circumstances, in whole or in part, including by election of MUFG or UBS, as applicable.

Each of the ASR agreements contains customary terms for these types of transactions, including, but not limited to, the mechanisms to determine the number of shares or the amount of cash that will be delivered at settlement, the required timing of delivery of the shares, the specific circumstances under which adjustments may be made to the transactions, the specific circumstances under which the transactions may be terminated prior to their scheduled maturity and various acknowledgments, representations and warranties made by Registrant and MUFG or UBS, as applicable, to one another.

From time to time, MUFG, UBS and/or their affiliates have directly and indirectly engaged, and may engage in the future, in investment and/or commercial banking transactions with Registrant for which they have received, or may receive, customary compensation, fees and expense reimbursement.

The foregoing description of the ASR agreements does not purport to be complete and is qualified in its entirety by reference to the ASR agreements, copies of which are attached as Exhibits 10.38 and 10.39, and which are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.38 Master Confirmation—Accelerated Share Repurchase dated May 31, 2018 between Tiffany & Co. and MUFG Securities EMEA plc.

10.39 Master Confirmation—Accelerated Share Repurchase dated May 31, 2018 between Tiffany & Co. and UBS AG, London Branch.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

    TIFFANY & CO.

BY:               /s/ Leigh M. Harlan

Leigh M. Harlan

Senior Vice President, Secretary and

General Counsel

Date: May 31, 2018